EXHIBIT 8 (f)

                          FUND PARTICIPATION AGREEMENT

        THIS AGREEMENT, made as of the 12th day of January, 2007, (the "Agreement") by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), a New York corporation, and OM FINANCIAL LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Maryland.

        WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

        WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"); and

        WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and

        WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 1 5 (b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b )(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

        WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer certain variable annuity and/or variable life insurance contracts set forth on Schedule A (individually, the "Variable Contract" and, collectively, the "Variable Contracts") and is desirous of having the Portfolios listed on Schedule B hereto ("Designated Portfolios") as underlying funding vehicles for such Contracts; and

        WHEREAS, NB MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and


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        WHEREAS, NB MANAGEMENT is the investment manager and administrator of the Designated Portfolios of the Trust and distributor of the shares of each Designated Portfolio of TRUST; and


        WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

        NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and NBMANAGEMENT agree as follows:

  Article I. SALE OF TRUST SHARES

        1.1 TRUST agrees to make the shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Separate Accounts and the LIFE COMPANY on those days on which the TRUST calculates its net asset value pursuant to rules of the SEC and the TRUST shall calculate such net asset value on each day which the NYSE is open for regular trading.

        1.2 TRUST agrees to sell to LIFE COMPANY those shares of the Designated Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee prior to the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York Time on the next following Business Day (or such later time as permitted by Section 1.5). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

        1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day (or such later time as permitted by Section 1.5).


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        1.4 TRUST shall furnish, same day notice (via phone, followed promptly by written notice, or facsimile) to LIFE COMPANY of the declaration of any income, dividends or capital gain distributions payable on the shares of any Designated Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Designated Portfolio's shares in additional shares of the Designated Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the TRUST and to receive all such income, dividends and distributions in cash.

        1.5 TRUST shall make the net asset value per share for the selected Designated Portfolio(s) available to LIFE COMPANY on each Business Day as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. In the event that the TRUST is unable to meet the 6:30 p.m. time stated immediately above, then TRUST shall provide the LIFE COMPANY with additional time to notify TRUST of purchase or redemption orders pursuant to Sections 1.2 and 1.3, hereof, or wire net payments for the purchase of TRUST shares pursuant to Section 1.7 hereof Such additional time shall be equal to the additional time that TRUST takes to make the net asset values available to the LIFE COMPANY. If TRUST provides LIFE COMPANY or its designee with materially incorrect share net asset value information, TRUST shall make an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. NB MANAGEMENT shall bear the cost of correcting such errors and shall also reimburse LIFE COMPANY for any reasonable administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.

        1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it in accordance with Section 1.2, above, to determine the net dollar amount of Designated Portfolio shares which shall be purchased or redeemed at that day's closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the Business Day next following LIFE Company's receipt of such requests and premiums in accordance with the terms of Sections
1.2 and 1.3 hereof.

        1.7 If LIFE COMPANY's order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 3:00 p.m.

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New York Time (or such later time as permitted by Section 1.5). If LIFE
COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY or its designated custodial account on the day the order is actually received by TRUST by 3:00 p.m. New York Time unless doing so would require TRUST to dispose of portfolio securities or otherwise incur material additional costs, but in such event, TRUST shall use best efforts to wire proceeds to LIFE COMPANY within five (5) days (provided that in no event may any delay by TRUST in paying redemption proceeds cause LIFE Camp ANY or any Separate Account to fail to meet its obligations under Section 22(e) of the 1940 Act) and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3 :00 p.m. New York Time the same business day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

        1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22( e) of the 40 Act and any rules thereunder; provided that TRUST shall notify in writing the person designated by the LIFE COMPANY as the recipient for such notice of such delay promptly; and provided that in no event may any delay by TRUST in paying redemption proceeds cause LIFE COMPANY or any Separate Account to fail to meet its obligations under
Section 22( e) of the 1940 Act.

        1.9 TRUST agrees that all shares of the Designated Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of
Section 817(h) of the Internal Revenue Code of 1986, as amended ("CODE") and Treasury Regulation 1.817-5. Shares of the Designated Portfolios of TRUST will not be sold directly to the general public.

        1.10 TRUST may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of the shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Designated Portfolios.

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        1.11 TRUST will not sell TRUST shares to any Participating Insurance
Company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and VII of this Agreement, and Sections 2.1 and 2.4 of Article II are in effect to govern such sales.

  Article II. REPRESENTATIONS AND WARRANTIES

        2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Maryland and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Old Mutual Financial Network Securities, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

        2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

        2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

        2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

        2.5 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.

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        2.6 TRUST and NB MANAGEMENT represent and warrant that the Designated
Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and duly authorized for issuance in accordance with all applicable federal and state laws, and TRUST is and shall remain registered as an open-end management investment company under the '40 Act for so long as such shares of the Designated Portfolios are sold. TRUST shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement

        2.7 TRUST and NB MANAGEMENT represent and warrant that for each quarter each Designated Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code, and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each Designated Portfolio. TRUST will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Designated Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Designated Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

        2.8 TRUST and NB MANAGEMENT represent and warrant that each Designated Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that they will maintain such qualification under Subchapter M (or any successor or similar provisions) and that no other Participating Insurance Company will purchase shares in any Designated Portfolio for any purpose or under any circumstances that would preclude LIFE COMPANY from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. TRUST and NB MANAGEMENT will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Designated Portfolio has ceased to so qualify or might not so qualify in the future.

        2.9 LIFE COMPANY hereby consents to the use by TRUST of the name and telephone number of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE COMPANY and TRUST as part of an informational page on TRUST'S site on the World Wide Web portion of the Internet. The LIFE COMPANY hereby further consents to TRUST'S establishing a link between TRUST'S site and LIFE COMPANY's site from the same place that LIFE COMPANY is listed on TRUST'S site as described in the preceding sentence.

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        2.10 The Trust represents and warrants that to the extent that it decides to finance distribution expenses pursuant to Ru1e 12b-l under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, to formu1ate and approve any plan under Ru1e 12b-l to finance distribution expenses.

        2.11 The Trust and NB MANAGEMENT represent and warrant that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

        2.12 The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regu1ations thereunder. TRUST and NB MANAGEMENT represent and warrant that TRUST's operations, and that of each Designated Portfolio, does and will comply with applicable federal and state law.

        2.13 NB Management represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the" 1934 Act") and will remain du1y registered under all applicable federal and state securities laws. NB Management further represents that it serves as principal underwriter/distributor of TRUST and will perform its obligations for the TRUST in accordance with the laws of the State of Delaware and any applicable state and federal securities law.

        2.14 The Trust and NB MANAGEMENT represent and warrant that TRUST's directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Ru1e 17 g-(l) under the 1940 Act or related provisions as may be promu1gated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.15 NB Management represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is du1y registered as an investment adviser under the Investment Advisers Act of 1940, as amended and shall remain du1y registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in


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compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

        2.16 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        2.17 LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share ("NA V") of the Trust's Designated Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the close of trading of the NYSE, in accordance with Rule 22c-l under the 1940 Act (subject only to exceptions as permitted under Rule 22c-l(c) under the 1940 Act, respecting initial purchase payments on variable annuity contacts, and to the established administrative procedures of LIFE COMPANY as described under Rule 6e-3(T), paragraph (b )(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

        2.18 TRUST and NB MANAGEMENT represent and warrant that TRUST is and shall maintain compliance with Rule 38a-l under the 1940 Act and NB MANAGEMENT represents and warrants that NB MANAGEMENT is and shall maintain compliance with Rule 206(4)-7 under the Advisers Act.

 Article III. PROSPECTIJS AND PROXY STATEMENTS

        3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Designated Portfolios, preparation and filing of the documents listed in this
Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

        3.2 At least annually (or in the case of a prospectus supplement, when that supplement is issued), TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus and statement of additional information (describing only the Designated Portfolios) for the shares, or any supplement thereto, as LIFE

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COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contract are funded by such shares. TRUST or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus and statement of additional information for the shares, and any supplement thereto, as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. TRUST or its designee shall provide LIFE COMPANY free of charge copies, if and to the extent applicable to the shares, of the TRUST's proxy materials, reports to shareholders and other communications to shareholders in such quantity as LIFE COMPANY shall reasonably require for distribution to Variable Contract owners. TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Designated Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such document<; are printed together with, or separate from, the documents for other trusts in the Variable Contracts):

        (i)     prospectuses and statements of additional information;

        (ii)    annual and semi-annual reports; and

        (iii) proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

        LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST and TRUST shall reimburse LIFE COMPANY within thirty (30) days of receipt of such bills. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

        3.3 TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Designated Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:


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        (i)     camera-ready copy of the current prospectus for printing by the
                LIFE COMPANY;

        (ii) a copy of the statement of additional information suitable for duplication;

        (iii)   camera-ready copy of proxy material suitable for printing; and

        (iv) camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

        3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information. annual and semi-annual reports, proxy statements, sales literature and other promotional materials, exemptive applications, requests for no-action letters and all amendments or supplements to any of the above that relate to the Designated Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, sales literature and other promotional materials, exemptive applications, requests for no-action letters and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

 Article IV. SALES MATERIALS: PRIVACY

        4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NB MANAGEMENT, each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or NB MANAGEMENT objects to its use in writing within five (5) Business Days after receipt of such material.

        4.2 TRUST and NB MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY or its designee, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts is named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

        4.3 TRUST and its affiliates and agents shall not give any information or make any representations or statements on behalf of LIFE COMPANY or concerning LIFE COMPANY, the

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Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports of the Separate Accounts which are in the public domain or approved by the LIFE Camp ANY for distribution to owners of such Variable Contracts, or in sales literature or other promotional material provided by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

        4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST in connection with the sale of the Variable Contracts other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports of THE TRUST that are IN the public domain or approved by the TRUST or NB MANAGEMENT for distribution to owners of such Variable Contracts, or in sales literature or other promotional material provided by TRUST or its designee, except with the written permission of TRUST.

        4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.

        4.6 TRUST and NB MANAGEMENT will provide LIFE COMPANY with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in TRUST's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Separate Account. TRUST and NB MANAGEMENT will cooperate with LIFE COMPANY so as to enable LIFE COMPANY to solicit proxies :from Variable Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. TRUST and NB MANAGEMENT will make reasonable efforts to attempt to have changes

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affecting Variable Contract prospectuses become effective simultaneously with the annual updates for such prospectuses

        4.7 Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this
Section 4.7 shall survive the termination of this Agreement.

  Article V. POTENTIAL CONFLICTS

        5.1 TRUST agrees that the Board of Trustees of TRUST (the "Board") will monitor each Designated Portfolio for the existence of any material irreconcilable conflict between the interests of the variable annuity and variable life insurance contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on LIFE COMPANY only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or
(f) a decision by a Participating Insurance Company to disregard voting instructions of variable annuity and variable life insurance contract owners.

        5.2 LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995 (the "Notice") (Investment Company Act Release No. 21003), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY.

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        5.3 If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, LIFE COMPANY and other Participating Insurance Companies, at their expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company, or submitting the question as to whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (Le., variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

        If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account's investment in the TRUST; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after TRUST gives written notice to LIFE COMPANY that this provision is being implemented, or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until the end of such period TRUST AND NB MANAGEMENT will, to the extent permitted by law and any exemptive relief previously granted to TRUST, continue to accept and implement orders by LIFE COMPANY for the purchase (and redemption) of shares of TRUST. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

        For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB MANAGEMENT (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners affected by the irreconcilable material conflict.

        5.4 The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

        5.5 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI. VOTING

        6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of TRUST held by its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY shall vote shares for which it has not received timely voting instructions in the same proportion as it votes those shares for which it has received voting instructions, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. LIFE COMPANY reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding TRUST shares calculates voting privileges on matters related to TRUST in the manner required by the Order; provided, however, that TRUST or NB MANAGEMENT shall provide LIFE COMPANY and each other Participating Insurance Company with a written copy of the voting privilege requirements under the Order and such other assistance as may be necessary to facilitate coordination between LIFE COMPANY and each other Participating Insurance Company in complying with such standards, and provided further that LIFE COMPANY shall be free to vote Designated Portfolio shares attributable to any Separate Account in any manner permitted by applicable law, to the extent the Order is superseded by SEC regulation or administrative practice (including no-action relief). TRUST and NB MANAGEMENT will notify LIFE COMPANY of any changes of interpretations or amendments to the Order.

        6.2 TRUST will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, TRUST either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as TRUST currently intends, to comply with Section 16(c) of the 1940 Act (although TRUST is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, TRUST will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

        6.3 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

 Article VII. INDEMNIFICATION

        7.1 INDEMNIFICATION BY LIFE COMPANY. LIFE COMPA.NY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB MANAGEMENT within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of TRUST shares or the Variable Contracts and:

                (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

                (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

                (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

                (d) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

                (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

        7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

        7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: .

                (a) the LIFE COMPANY and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (b) the named parties to any such proceeding (including any impleaded parties) include both the LIFE COMPANY and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The LIFE COMPANY will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the LIFE COMPANY agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VII. The indemnification provisions contained in this Article VII will survive any termination of this Agreement.

        7.4.A INDEMNIFICATION BY TRUST AND NB MANAGEMENT. TRUST and NB MANAGEMENT, jointly and severally, agree to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NB MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of TRUST shares or the Variable Contracts and:

                (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature for TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

                (b) arise out of or as a result of statement oo or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

                (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

                (d) arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Designated Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Designated Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

                (e) arise out of or result from any material breach of any representation and/or warranty made by NB MANAGEMENT or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by NB MANAGEMENT or TRUST; or

                (f) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate.


        7.4.B INDEMNIFICATION FOR FAILURE TO COMPLY WITH DIVERSIFICATION REQUIREMENTS

The TRUST and NB MANAGEMENT acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Section 2.7 of this Agreement may result in the Variable Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Variable Contract owners and could also adversely affect LIFE COMPANY's corporate tax liability. Accordingly, without in any way limiting the effect of Section 7.4.A hereof and without in any way limiting or restricting any other remedies available to LIFE COMPANY, the TRUST and NB MANAGEMENT will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the TRUST or any Designated Portfolio to comply with Section 2.7 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Variable Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed TRUST or Designated Portfolio (including but not limited to an order pursuant to Section 26( c) of the 1940
Act); fees and expenses of legal counsel and other advisors to LIFE COMPANY and any federal income taxes, interest or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by LIFE COMPANY in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the TRUST and/or NB MANAGEMENT under this Agreement.

        7.5 NB MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

        7.6 TRUST and NB MANAGEMENT (the "Indemnifying Parties" for purposes of this Section 7.6) shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice In case any such action is brought against the Indemnified Parties, NB MA.NAGEMENT shALL be entitled to participate at its own expense in the defense thereof. NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from NB MANAGEMENT to such party of NB MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (a) the Indemnifying Parties and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Parties and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Parties will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Parties agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
                        Article VII.

        7.7 The provision of this Article VII shall survive the termination of this Agreement.

Article VIII. TERM; TERMINATION

       8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

       8.2 This Agreement shall terminate in accordance with the following provisions:

                (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

                (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

                (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NB MANAGEMENT by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's or NB MANAGEMENT's ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

                (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

                (e) At the option of LIFE COMPANY, in the event TRUSTs shares are not registered, issued or sold in accordance with applicable state or federa1law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon notice to TRUST;

                (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

                (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within sixty(60) days after written notice of such breach is delivered to TRUST;

                (h) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within sixty(60) days after written notice of such breach is delivered to LIFE COMPANY;

                (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective upon sixty (60) days' advance written notice to LIFE COMPANY;

                (j) At the option of LIFE COMPANY in the event that any Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Designated Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the TRUST;

                (k) At the option of LIFE COMPANY in the event that any Designated Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably believes that any Designated Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the TRUST;

                (1) termination by the LIFE COMPANY, upon any substitution of the shares of another investment company or series thereof for shares of the TRUST in accordance with the terms of the Variable Contracts, provided that LIFE COMPANY has given at least forty-five
                        (45) days prior written notice to TRUST of the date of substitution;

                (m) at the option of the LIFE COMPANY, if the LIFE COMPANY determines in its sole judgment exercised in good faith that either the TRUST or NB MANAGEMENT has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the TRUST or NB MANAGEMENT. Termination shall be effective immediately upon notice to the TRUST.

                (n) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and NB MANAGEMENT, termination shall be effective immediately upon such occurrence without notice.

        8.3 Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

 Article IX. NOTICES

        Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or NB MANAGEMENT:

                             Neuberger Berman Management Inc.
                             605 Third Avenue
                             New York, NY  10158-0006
                             Attention: Margo Rappaport
                             Telephone: 646-497-4671

                             If to LIFE COMPANY:

                             OM Financial Life Insurance Company
                             1001 Fleet Street - 6th Floor
                             Baltimore, MD 21202
                             Attn: Securities Counsel: Ken Reitz

        Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

 Article X. MISCELLANEOUS

        10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


        10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        lO.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without reference to conflict of law provisions. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

        10.5 The parties agree that the assets and liabilities of each Designated Portfolio are separate and distinct from the assets and liabilities of each other Designated Portfolio. No Designated Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Designated Portfolio so long as the Designated Portfolio has sufficient assets to cover any debt, obligation, or liability of the TRUST. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Designated Portfolio.

        10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB MANAGEMENT and the LIFE COMPANY. NB MANAGEMENT may from time to time update Schedule B to the Agreement, with a copy to the LIFE COMPANY in due course to add a new Designated Portfolio, delate an inactive or terminated Designated Portfolio, or reflect the change of name of a Designated Portfolio. The establishment by the LIFE COMPANY of an account in any Designated Portfolio, whether or not as yet reflected on an updated Schedule B, shall constitute the agreement by the LIFE COMPANY, TRUST and NB MANAGEMENT to be bound by the provisions of this Agreement with respect to that Designated Portfolio.

        10.9 The Fund will pay no fee or other compensation to LIFE COMPANY under this Agreement, except as provided below: (a) if TRUST or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution and shareholder servicing expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, TRUST may make payments to LIFE COMPANY or to the underwriter for the Contracts if and in such amounts agreed to by TRUST in writing; (b) TRUST may pay fees to LIFE COMPANY for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts as separately agreed to in writing.

        10.10 The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

        10.11 Each Designated Portfolio agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Designated Portfolio's shareholders pursuant to
Section 853 of the Code.

        10.12 The parties have entered into or shall enter in to any Shareholder Information Agreement as required by Rule 22c-2 under 40 Act in connection with the Variable Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict. with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

        10.13 LIFE COMPANY agrees that it will cooperate with NB MA..NAGEMRNT and the TRUST by providing to NB MANAGEMENT and the TRUST, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the '40 Act and any other information pertinent to enabling NB MANAGEMENT and the TRUST to pay registration or other fees with respect to the TRUST shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify TRUST shares under any applicable laws, rules or regulations in a timely manner.

        IN WITNESS WHEREOF, the parties have caused their du1y authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST


By: /s/ Peter E. Sundman
----------------------------
Title: Chairman and CEO
NEUBERGER BERMAN
NAME:
Title:


OM FINANCIAL LIFE INSURANCE COMPANY
BY:
Name:
Title:

                                   SCHEDULE A

 Name of Separate Accounts:

 OLD Mutual Financial Network Separate Account VA

Name of Variable Contracts:

Beacon Navigator variable annuity

                                   SCHEDULE B




 The currently available Portfolios of the TRUST are:

AMT Fasciano Portfolio - S Class Shares
AMT Focus Portfolio - S Class Shares
AMT Growth Portfolio
AMT Guardian Portfolio - I Class Shares
AMT Guardian Portfolio - S Class Shares
AMT International Portfolio - S Class Shares
AMT Mid-Cap Growth Portfolio - I Class Shares
AMT Mid-Cap Growth Portfolio - S Class Shares
AMT Partners Portfolio
AMT Regency Portfolio - I Class Shares
AMT Regency Portfolio - S Class Shares
AMT Socially Responsive Portfolio
AMT Balanced Portfolio
AMT Limited Maturity Bond Portfolio